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                                                                     EXHIBIT 5.1


                          [LATHAM & WATKINS LETTERHEAD]


                                November 21, 2000

The Spectranetics Corporation
96 Talamine Court
Colorado Springs, CO  80907

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), of The Spectranetics Corporation (the "Company") issuable upon exercise of options and other awards granted under the 1997 Equity Participation Plan of The Spectranetics Corporation, as amended (the "Equity Plan") and 500,000 shares of Common Stock issuable to eligible employees under the Company's Employee Stock Purchase Plan, as amended (together with the Equity Plan, the "Plans"). The 4,000,000 shares to be registered pursuant to the Registration Statement are referred to below as the "Shares."

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing it is our opinion that, as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and in accordance with the terms of the Plans, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plans and the Registration



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Statement, including, without limitation, collection of required payment for the
Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Latham & Watkins